EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, of Inter Parfums, Inc. of our report dated February 28, 2001 (March 19, 2001 with respect to accounts for foreign subsidiaries), on our audit of the financial statements of Inter Parfums, Inc. and subsidiaries which is included in the Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ Richard A. Eisner & Company, LLP


New York, New York
November 12, 2001

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